UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 10, 2010, Richardson Electronics, Ltd. (the “Company”) notified the holders of the Company’s 7  3/4% Convertible Senior Subordinated Notes due 2011 (the “Notes”) that it has elected to redeem $10,000,000 in aggregate principal amount outstanding. The Notes will be redeemed on March 22, 2010 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. The Notes were issued pursuant to the Indenture, dated as of February 14, 2005, by and between the Company and Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (as successor to JPMorgan Trust Company, National Association), in the original aggregate principal amount of $44,683,000. As of March 10, 2010, and including the principal amount to be redeemed, $43,833,000 in aggregate principal amount of the Notes was outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: March 10, 2010	By:	/s/ Kathleen S. Dvorak
	Name:	Kathleen S. Dvorak
	Title:	Executive Vice President, Chief Financial Officer